Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hussein Charanek, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Source Petroleum Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Source Petroleum Inc. for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Source Petroleum Inc.

Dated: April 17, 2007

/s/ Hussein Charanek
Hussein Charanek, Chief Executive Officer, Chief
Financial Officer, President, Secretary and Treasurer
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Source Petroleum Inc. and will be retained by Source Petroleum Inc. and furnished to the Securities and Exchange Commission or its staff upon request.